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                                                              Exhibit 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference of our reports dated February 11, 2000 on the financial statements of ITC/\DeltaCom, Inc. and Subsidiaries and the related financial statement schedule, included in this Form 10-K, into ITC/\DeltaCom, Inc.'s previously filed Registration Statement on Form S-8, File No. 333-42785, No. 333-62773 and No. 333-85627 and Form S-3, File No. 333-75635 and No. 333-84661.

ARTHUR ANDERSEN LLP


Atlanta, Georgia
March 29, 2000